EXHIBIT 16 TO FORM 8-K
December 17, 1998
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549


Gentlemen:

We have read Item 4 of Form 8-K dated December 16, 1998, of Neurogen Corporation and are in agreement with statements contained in Paragraph (a) on page 2 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

                                               /s/ Ernst & Young LLP
                                                   Ernst & Young LLP